Exhibit 2.2

EXECUTION VERSION

AMENDMENT NUMBER ONE

TO

BUSINESS COMBINATION AGREEMENT

This AMENDMENT NUMBER ONE (this “Amendment”) is entered into as of October 1, 2019, by and among J2 Acquisition Limited, a company incorporated in the British Virgin Islands (“Buyer”), APi Group, Inc., a Minnesota corporation (the “Company”), the shareholders of the Company, all of whom are listed on the signature pages hereto (each, a “Shareholder” and collectively, the “Shareholders”), Lee R. Anderson, Sr. and Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as the Shareholder Representative pursuant to the terms of Section 10.13 of the Business Combination Agreement, dated as of September 2, 2019, by and among such parties (the “Agreement”). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Agreement.

WITNESSETH:

WHEREAS, the Parties and the Designated Person have entered into the Agreement; and

WHEREAS, pursuant to Section 10.7 of the Agreement, the Parties and the Designated Person wish to amend the Agreement as provided in this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties and the Designated Person hereby agree as follows:

1. Amendment to Section 6.14 (“Lock-Up”) of the Agreement. Section 6.14(c) of the Agreement is hereby amended by deleting it in its entirety and replacing it with the following new paragraph (c):

“(c) Notwithstanding anything set forth in this Section 6.14, the ESOP Trustee hereby agrees that, except in connection with the satisfaction of indemnification obligations due to a Buyer Indemnified Party pursuant to Sections 9.2(a) and (b) by releasing ESOP Escrow Shares from the Indemnity Escrow Account in accordance with Section 9.4(g), it shall not effect any (i) transfer of Purchased Shares or (ii) Disposal (which, for the avoidance of doubt, shall include any distribution of J2 Ordinary Shares to any participant) until the earlier of (A) ninety (90) days following the date of the Listing or (B) March 31, 2021.”

2. Amendment to Section 6.16(a) (“Reorganization”) of the Agreement. The first sentence of Section 6.16(a) of the Agreement is hereby amended by deleting it in its entirety and replacing it with the following new sentence:

“Except as otherwise set forth in Schedule 11.2, each asset and liability to be transferred as part of the Reorganization shall be transferred to the Designated Person, and the Designated Person will purchase or assume each such asset or liability, at the fair market value thereof, as determined in accordance with this Section 6.16.”

3. Amendment to Section 9.1(c)(i) (“ESOP Escrow Share Release”) of the Agreement. The last parenthetical in Section 9.1(c)(i) of the Agreement is hereby amended by deleting it in its entirety and replacing it with the following new parenthetical:

“(with all such claims in clauses (1) and (2), collectively, being “Pending Claims” and nothing in this Section 9.1(c)(1) affecting any right of the ESOP Trustee and the Buyer to cause the sale of ESOP Escrow Shares as described in Sections 9.4(f) and 9.4(g) of this Agreement)”

4. Amendment to Section 9.4 (“Claim Procedure”) of the Agreement.

(a) Section 9.4 of the Agreement is hereby amended by deleting paragraphs (e) and (f) in their entirety and replacing such paragraphs with the following paragraphs (e), (f) and (g):

“(e) All Buyer Indemnified Parties shall be entitled to reimbursement solely from the Adjustment Escrow Account for amounts due from the ESOP under Section 2.6(c) and from the Indemnity Escrow Account for any indemnification payment due by the ESOP to such Buyer Indemnified Party pursuant to Sections 9.2(a) and (b).

(f) If an indemnification payment is due to a Buyer Indemnified Party pursuant to Sections 9.2(a) and (b) by the ESOP, the ESOP Trustee and Buyer will provide joint written instructions to the Escrow Agent to release or sell ESOP Escrow Shares in an amount (and at such value, and in accordance with such procedures, as provided in paragraph (g) below and in the Escrow Agreement) equal to the ESOP’s obligation for the indemnification payment from the Indemnity Escrow Account to such Buyer Indemnified Party; provided that, if the ESOP Trustee shall determine to satisfy an indemnification obligation by causing the sale of ESOP Escrow Shares, unless otherwise agreed to by Buyer and the ESOP Trustee, the obligation to make any such indemnification payment shall be delayed, and no such instruction with respect to a sale of ESOP Escrow Shares that is provided to the Escrow Agent shall become effective, until the earlier of expiration of (A) the ninety (90) day period following the date of the Listing or (B) March 31, 2021.

(g) The ESOP Trustee, in its sole discretion, shall be entitled to satisfy its obligation for indemnification obligations pursuant to Sections 9.2(a) and (b) either by causing the Escrow Agent to release ESOP Escrow Shares to the Buyer Indemnified Party or by causing the Escrow Agent to sell ESOP Escrow Shares, deposit the sale proceeds into the Adjustment Escrow Account and use all or a portion of the cash proceeds so deposited to satisfy its indemnification obligation. If the ESOP Trustee shall

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determine to use ESOP Escrow Shares to satisfy its indemnification obligation, the ESOP Trustee and Buyer shall provide joint written instructions to the Escrow Agent to release ESOP Escrow Shares in an amount (valued at $10.25 per J2 Ordinary Share) equal to the full amount of the ESOP’s obligation for the indemnification payment from the Indemnity Escrow Account to such Buyer Indemnified Party. If the ESOP Trustee shall determine to cause the sale of ESOP Escrow Shares to satisfy its indemnification obligation, the ESOP Trustee and Buyer shall provide joint written instructions to the Escrow Agent to sell a mutually agreed upon number of ESOP Escrow Shares from the Indemnity Escrow Account (valued at the then market value of the ESOP Escrow Shares), deposit the sale proceeds into the Adjustment Escrow Account and use all or a portion of the cash proceeds so depostited to (i) pay an amount in cash to the Buyer Indemnified Party equal to the full amount of the ESOP’s obligation for the indemnification payment and (ii) pay the costs and expenses of such sale.”

(b) Section 9.4(g) of the Agreement is hereby amended by (i) renumbering it as paragraph (h) and (ii) amending and restating such section in its entirety as follows:

“(h) Except as provided in Section 9.4(f), indemnification payments will be made within ten (10) Business Days after the date on which (i) the amounts of such payments are determined by mutual agreement of the Shareholder Representative and Buyer, or (ii) both such amount and a Shareholder’s obligation to pay such amount have been finally determined by a final Order of a court having jurisdiction over such proceeding as permitted by this Agreement.”

5. Amendment to Schedule 11.2 (“Reorganization”) of the Agreement. Schedule 11.2 of the Agreement is hereby amended by deleting item 1 (Transfer of Caravan Plane – 177JP to Designated Person) and item 2 (Transfer of 2007 Cessna Caravan to Designated Person) therefrom.

6. Defined Terms; References. From and after the date of this Amendment, references in the Agreement to the “Agreement” or any provision thereof shall be deemed to refer to the Agreement or such provision as amended hereby unless the context otherwise requires, and references to “Amendment” shall be deemed to refer to this Amendment.

7. Full Force and Effect. Except as otherwise expressly provided herein, all of the terms and conditions of the Agreement remain unchanged and continue in full force and effect. This Amendment is limited precisely as written and shall not be deemed to be an amendment to any other term or condition of the Agreement or any of the documents referred to therein. This Amendment shall be deemed to be in full force and effect from and after the execution of this Amendment by the parties hereto as if the amendments made hereby were originally set forth in the Agreement.

8. Headings. The descriptive headings of the several Sections of this Amendment were formulated, used and inserted in this Amendment for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

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9. Miscellaneous.

(a) Governing Law. This Amendment will be construed and enforced in accordance with the substantive laws of the State of Delaware without reference to principles of conflicts of law to the extent such principles would require or permit the application of laws of another jurisdiction.

(b) Counterparts. This Amendment may be executed in one or more counterparts, all of which will be considered one and the same agreement, and will become effective when one or more counterparts have been signed by each of the Parties and delivered, in person or by facsimile or electronic image scan, receipt acknowledged, to the other Party.

[Signature Page Follows]

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IN WITNESS WHEREOF, each Party and the Designated Person has executed this Agreement effective as of the date first written above.

BUYER:

J2 ACQUISITION LIMITED

By:	/s/ Martin E. Franklin
Name:	Martin E. Franklin
Title:	Director

[Signature Page to the First Amendment to the Business Combination Agreement]

IN WITNESS WHEREOF, each Party and the Designated Person has executed this Agreement effective as of the date first written above.

COMPANY:

API GROUP, INC

By:	/s/ Thomas Lydon

Name:	Thomas Lydon

Title:	Chief Financial Officer

[Signature Page to the First Amendment to the Business Combination Agreement]

IN WITNESS WHEREOF, each Party and the Designated Person has executed this Agreement effective as of the date first written above.

SHAREHOLDER REPRESENTATIVE:

SHAREHOLDER REPRESENTATIVE SERVICES LLC, solely in its capacity as Shareholder Representative

By:	/s/ Sam Riffe

Name:	Sam Riffe

By:	Managing Director

[Signature Page to the First Amendment to the Business Combination Agreement]

IN WITNESS WHEREOF, each Party and the Designated Person has executed this Agreement effective as of the date first written above.

DESIGNATED PERSON:

By:	/s/ Lee R. Anderson, Sr.
Name: Lee R. Anderson, Sr.

[Signature Page to the First Amendment to the Business Combination Agreement]

IN WITNESS WHEREOF, each Party and the Designated Person has executed this Agreement effective as of the date first written above.

SHAREHOLDERS:

GREATBANC TRUST COMPANY, in its capacity as Trustee of the APi Group, Inc. Employee Stock Ownership Plan

By:	/s/ Julie A. Govreau
Julie A. Govreau
In her capacity as an authorized officer of GreatBanc Trust Company

[Signature Page to the First Amendment to the Business Combination Agreement]

IN WITNESS WHEREOF, each Party and the Designated Person has executed this Agreement effective as of the date first written above.

SHAREHOLDERS:

/s/ Russell Becker
Name: Russell Becker

[Signature Page to the First Amendment to the Business Combination Agreement]

IN WITNESS WHEREOF, each Party and the Designated Person has executed this Agreement effective as of the date first written above.

SHAREHOLDERS:

/s/ Paul W. Grunau
Name: Paul W. Grunau

[Signature Page to the First Amendment to the Business Combination Agreement]

IN WITNESS WHEREOF, each Party and the Designated Person has executed this Agreement effective as of the date first written above.

SHAREHOLDERS:

THE RUSSELL A. BECKER 2016 FAMILY TRUST, U/A/D DECEMBER 29, 2016

By:	/s/ Patricia L. Becker
Name: Patricia L. Becker
Its: Trustee

THE RUSSELL A. BECKER 2017 GRAT, U/A/D DECEMBER 27, 2017

By:	/s/ Russell A. Becker
Name: Russell A. Becker
Its: Trustee

[Signature Page to the First Amendment to the Business Combination Agreement]

IN WITNESS WHEREOF, each Party and the Designated Person has executed this Agreement effective as of the date first written above.

SHAREHOLDERS:

THE LEE R. ANDERSON, SR. REVOCABLE TRUST U/A/D NOVEMBER 25, 1996, AS AMENDED

By:	/s/ Lee R. Anderson, Sr.
Name: Lee R. Anderson, Sr.
Its: Co-trustee

By:	/s/ Katharine M. Anderson
Name: Katharine M. Anderson
Its: Co-trustee

THE KATHARINE M. ANDERSON REVOCABLE TRUST U/A/D NOVEMBER 25, 1996, AS AMENDED

By:	/s/ Katharine M. Anderson
Name: Katharine M. Anderson
Its: Co-trustee

By:	/s/ Lee R. Anderson, Sr.
Name: Lee R. Anderson, Sr.
Its: Co-trustee

[Signature Page to the First Amendment to the Business Combination Agreement]

THE LEE R. ANDERSON TRUST UNDER THE WILL OF REUBEN L. ANDERSON DATED AUGUST 29, 1977

By:	/s/ Lee R. Anderson, Sr.
Name: Lee R. Anderson, Sr.
Its: Co-trustee

By:	/s/ Katharine M. Anderson
Name: Katharine M. Anderson
Its: Co-trustee

By:	/s/ Vickie J. Bates
Name: Vickie J. Bates
Its: Co-trustee

By:	/s/ Thomas B. Dyer
Name: Thomas B. Dyer
Its: Co-trustee

THE LEE R. ANDERSON IRREVOCABLE TRUST FOR KATHARINE M. ANDERSON U/A/D MAY 17, 2018

By:	/s/ Thomas B. Dyer
Name: Thomas B. Dyer
Its: Trustee

[Signature Page to the First Amendment to the Business Combination Agreement]